Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-32681 and 333-89839 of Sun Bancorp, Inc. on Form S-8 of our report dated March 22, 2001, incorporated by reference in this Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2000.


/s/Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 30, 2001